EXHIBIT 16



April 17, 2003

Securities and Exchange Commission
Washington, D.C.  20549

Re:      Aviation General, Incorporated
         File No. 000-24795




Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A-2 of Aviation General, Incorporated and Subsidiaries dated February 14, 2003 and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ GRANT THORNTON LLP


GRANT THORNTON LLP